UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2018

DISCOVER FINANCIAL SERVICES

(Exact name of registrant as specified in its charter)

Commission File Number: 001-33378

Delaware	36-2517428
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2500 Lake Cook Road, Riverwoods, Illinois 60015

(Address of principal executive offices, including Zip Code)

(224) 405-0900

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)     On August 3, 2018, Discover Financial Services (the “Company”) announced that then-Chairman and Chief Executive Officer David W. Nelms notified the Board of Directors (the “Board”) of his intention to retire in early 2019. The Company further announced that Mr. Nelms would step down as CEO, effective October 1, 2018, but remain as Executive Chairman of the Board until his retirement.

On December 12, 2018, Mr. Nelms notified the Board that following the Company’s successful CEO transition, it is now his intention to step down as Executive Chairman of the Board and as a Director, effective December 31, 2018. He will remain an executive officer of the Company until his retirement in March 2019.

Following Mr. Nelms’ decision to retire as Executive Chairman, also on December 12, 2018, the Board elected Lawrence A. Weinbach to serve as its non-executive, Independent Chairman, effective January 1, 2019. Mr. Weinbach has served as the Board’s Lead Director since 2009. The Board also took action to decrease the size of the Board from 12 to 11 directors, effective as of the same date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DISCOVER FINANCIAL SERVICES

Date: December 14, 2018	By:	/s/ Kathryn McNamara Corley
Kathryn McNamara Corley
Executive Vice President, General Counsel and Secretary